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                                                                   EXHIBIT 10.12

                             [TLC VISION LETTERHEAD]



                                                                    June 4, 2002



Personal and Confidential



Without prejudice



Mr. Lloyd Fiorini
143 Boardwalk Drive
Toronto, ON
M4L 3X8

Dear Lloyd:

         This letter which supersedes our letter to you dated May 13, 2002, will serve to confirm our agreement that your employment with TLC Vision Corporation ("TLC") will terminate effective December 2, 2002. Until that date, you will continue in your current position under your current terms and conditions of your employment to assist in an orderly transition period.

         1. Subject to your performance of the obligations set out in this letter, TLC hereby offers:

                  (a) pursuant to the terms discussed with you in our meetings, TLC agrees to pay you a lump sum payment equivalent to thirteen (13) months' regular salary (including base salary, car and retirement allowances). In addition, TLC will provide you with five (5) percent of this lump sum payment for the purpose of obtaining equivalent benefit coverage during the notice period; and


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                                      -2-


                  (b) to make a payment to you in respect of your accrued, but unused, vacation entitlement.

                  The payments set out above are subject to all applicable deductions and withholdings and are in full satisfaction of any and all entitlement you may have to notice of termination or payment in lieu thereof, severance pay and any other payments to which you may be entitled pursuant to the Employment Standards Act (Ontario) (the "ESA") and all other applicable law.

         2. You may be eligible to have part of the amount payable transferred to a Registered Retirement Savings Plan. We suggest that you consult with your financial advisor. TLC will comply with any lawful direction that you may give it.

         3. Subject to the approval of our insurance carriers, you will continue to be eligible to participate in TLC's health and dental benefit plans until December 2, 2003. Your coverage under TLC's other group benefit plans (life and long-term disability plans) as well as entitlement to the Stock Option Plan and Employee Share Purchase Plan, will cease effective the date of your termination. As per our TLC's share option plan, you will have 90 days after the termination date to exercise any vested options. You may be eligible to convert your group life insurance benefit to an individual life insurance policy. If you wish to pursue this option you should contact the insurer.

         4. In addition, TLC is prepared to provide you with the services of an executive career transition program for a period of six months.

         5. Upon your termination, you will be given ownership of your laptop computer with Windows software.

         6. TLC will retain your services as a consultant on an as needed basis for a period of three (3) months following your termination date. It is agreed that you will invoice TLC at a fee of $200.00 U.S. per hour for your legal services.

         7. You represent that you have complied with the terms and provisions of a certain employment agreement by and between you and TLC dated March 1, 2000 and that you shall continue to comply and be bound by the Agreement.

         8. Except for disclosure to your spouse, financial advisor or solicitor, you agree to keep the terms of this Agreement confidential.

         9. You agree to execute the Release in the form attached to this letter.

         10. You acknowledge that you have had an opportunity to read and consider this Agreement and to obtain such independent legal or other advice concerning the interpretation and effect of this Agreement as you considered advisable.


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                                      -3-


         This offer is made on a without prejudice basis except as to confirmation of termination of your employment. Please note that if you or TLC terminates your employment prior to December 2, 2002, TLC will forthwith pay you your entitlements pursuant to the Agreement.

         In the meantime, I wish to take this opportunity to thank you for your professional services to TLC and wish you much success in your future endeavours.


                                             Yours truly,

                                             TLC Vision Corporation


                                             /s/ PAUL FREDERICK

                                             Paul Frederick

                                             Executive Vice-President

                                             Human Resources


                                             Attachments



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                                      -4-


         IN WITNESS WHEREOF I have hereunto set my hand and seal this 10th day of June 2002.



SIGNED, SEALED AND DELIVERED          )
in the presence of:                   ) /s/ LLOYD FIORINI                 l/s
                                      )-----------------------------------
                  /s/ DENISE TAMO     )        Lloyd Fiorini
WITNESS SIGNATURE                     )
                                      )
Denise Tamo                           )
----------------------------------    )
PRINT NAME OF WITNESS                 )
                                      )
5299 Russell View Rd. Mississauga, ON )
----------------------------------    )
ADDRESS OF WITNESS


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                             FULL AND FINAL RELEASE


                  THE UNDERSIGNED (hereinafter called the "Releasor", which term includes successors, heirs, executors, administrators, estate trustees and assigns) in consideration of the payments (the "Payments") referred to in the letter agreement dated June 4, 2002 (the "Letter Agreement") to the Releasor from the Employer (as defined below) and other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, hereby remises, releases and forever discharges TLC VISION CORPORATION (hereinafter referred to as the "Employer") and all related and affiliated corporations and divisions, and each of their respective present and former directors, officers, agents, servants and employees (all of the foregoing hereinafter referred to as the "Releasees", which term includes all successors, heirs, executors, administrators, estate trustees and assigns) for whom the Employer acts as agent and in trust of and from all actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands whatsoever, whether presently known or unknown, which the Releasor ever had, now has or may hereafter have against the Releasees, or any of them, for or by reason of, or in any way arising out of any cause, matter or thing existing up to the present time, and without limiting the generality of the foregoing, including the Employment Agreement dated March 1, 2000 between the Releasor and the Employer, the Stock Option Plan, the Releasor's hiring by, employment with and termination of employment with the Employer (which employment the undersigned does not intend to resume), and all claims or entitlements to salary, vacation pay, leave, benefits, expenses, bonus, commission, overtime pay, notice of termination, pay in lieu of notice of termination, termination pay or severance pay and wrongful dismissal damages, whether arising by contract (express or implied), at common law, in equity or pursuant to any applicable federal or provincial legislation including the Employment Standards Act (Ontario) and the Ontario Human Rights Code (the "Employment Claims").

                  AND the Releasor hereby specifically covenants, represents and warrants to the Releasees that the Releasor has no further claims against the Releasees for, in respect of or arising out of any cause, matter or thing including any Employment Claims, If the Releasor should make hereafter any claim or demand or commence or threaten to commence any action, proceeding or make any claim against the Releasees or anyone for or by reason of any cause, matter or thing, this document may be raised as an estoppel and complete bar to any such claim, demand, action, proceeding or complaint.


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                                      -2-


                  AND IT IS FURTHER AGREED AND UNDERSTOOD that the Releasees do not by the Payments aforesaid or otherwise admit any liabilities or obligations of any kind whatsoever to the Releasor and such liabilities and obligations are, in fact, denied.

                  AND IT IS FURTHER AGREED that for the consideration aforesaid, the Releasor will not make any claim or commence or maintain any action or proceeding against any person or corporation, or the Crown, in which any claim could arise against the Releasees, or any of them, for contribution or indemnity or any other relief over.

                  AND IT IS FURTHER AGREED that for the consideration aforesaid, the Releasor will indemnify and save harmless the Releasees in respect of all taxes and insurance payments and repayments and all interest, fines, penalties, demands and other charges of any kind whatsoever, and all related costs and expenses, that may be claimed from or payable by any of the Releasees in respect of the Payments or any other amounts paid by the Releasees to the Releasor in respect of the Releasor's employment with the Employer or in respect of the Releasor's termination therefrom or any amounts which may be found to be payable by any of the Releasees in respect of the Releasor.

                  AND IT IS FURTHER AGREED that for the consideration aforesaid, the Releasor will not disclose the existence or the terms of any agreement between the Releasor and the Employer regarding the Releasor's termination from employment with the Employer other than to his solicitor, spouse, financial advisor and necessary government representatives as required by law.

         AND THE RELEASOR ACKNOWLEDGES:

         (a) I have had an adequate opportunity to read and consider this Full and Final Release and to obtain such legal or other advice in regard to it as I considered advisable;

         (b) I understand the meaning of the provisions of this Full and Final Release and the consequences of signing it; and

         (c) I am signing this Full and Final Release voluntarily, without coercion, and without reliance on any representation, expressed or implied, by the Releasees or any of them, other than those contained herein.

                  IN WITNESS WHEREOF I have hereunto set my hand and seal this 10th day of June 2002.



SIGNED, SEALED AND DELIVERED          )
in the presence of:                   )
                                      )
/s/ DENISE TAMO                       )        /s/ LLOYD FIORINI
-----------------------------         )        --------------------------------
WITNESS SIGNATURE                     )        Lloyd Fiorini
                                      )
Denise Tamo                           )
-----------------------------         )
PRINT NAME OF WITNESS                 )
                                      )
5299 Russell View Rd. Mississauga, ON )
-----------------------------         )
ADDRESS OF WITNESS